Exhibit 99.1

True 2 Beauty, Inc. Announces Corporate Name
Change to LegacyXChange, Inc.

BOCA RATON, FL--(Marketwired – July 10, 2015) - True2Beauty, Inc. (OTC Pink: TRTB), (the “Company”) is pleased to announce that on July 6, 2015, but effective as of July 2, 2015, the Nevada Secretary of State’s Office approved of a name change from True 2 Beauty, Inc. to LegacyXChange, Inc. We will be applying for a new trading symbol with FINRA.

The name change is reflective of our pending launch of LegacyXChange, an exciting new online site using the world’s leading technologies to guarantee authenticity of collectibles and memorabilia. As LegacyXChange begins to market its proprietary technology to the world’s most famous athletes and celebrities, we will strive to have our new name become synonymous with credibility and integrity in the world of collectibles. Our first major marketing event with our new name will happen July 13-15 at the New York New York Hotel in Las Vegas as a proud partner with the National Basketball Retired Players Association (also known as "NBRPA") at their national convention. Our Penthouse suite will be the go to place for athletes to mingle and sign up to be part of the site when it's launched.

Additionally, our chief marketing consultant will be participating as a guest speaker in an Entrepreneurship Summit, representing LegacyXChange to the members of the NBRPA.

The Company’s CEO, William Bollander, commented:  “This name change is one important step in the evolution of our business, I anticipate a new stock symbol to be issued shortly, we will advise the investment community when this happens.

About LegacyXChange, Inc. and LegacyXChange.com.

The company is currently developing an online site for the trading of collectibles and memorabilia across numerous product categories. Utilizing unique DNA and Rare Earth Mineral-based authentication solutions to enable collectibles and memorabilia to be permanently marked through ink in a pen, our goal is to provide the ongoing ability to guarantee authenticity of items. All items marked with this technology will be sold as Original, directly from athletes and celebrities. The site will also allow third party collectible items to be listed and sold.

To learn more about LegacyXChange, please visit: http://www.legacyxchangeinc.com/

Forward Looking Statements and Disclaimer

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s Form S-1, which may be reviewed at www.sec.gov. In addition, you should review the Company’s periodic reports also that are available at www.sec.gov. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LegacyXChange CONTACT:

Investor Relations:
LegacyXChange Inc.
1-800-630-4190

http://www.legacyxchangeinc.com/